Exhibit 10.1

AMENDMENT No. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to that certain Securities Purchase Agreement described below (this “Amendment”), dated effective June 12, 2026 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Company”), on the one hand, and GHS Investments, LLC, a Nevada limited liability company (“GHS”), on the other hand. The Company and GHS will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Securities Purchase Agreement dated March 6, 2026 between the Company and GHS (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, the Company and GHS have entered into the Agreement pursuant to which GHS agreed to purchase certain securities of the Company;

WHEREAS, pursuant to the definition of “Closing” and Section 2.1 of the Agreement, the Agreement provides for (i) an Initial Closing for the purchase of forty-three (43) shares of Preferred Stock for a Purchase Price of $43,000, plus four (4) shares of Preferred Stock as an Equity Incentive, and (ii) one (1) Additional Closing for the purchase of forty-five (45) shares of Preferred Stock for a Purchase Price of $45,000, plus five (5) shares of Preferred Stock as an Equity Incentive, for an aggregate authorized issuance of up to ninety-seven (97) shares of Preferred Stock; and

WHEREAS, pursuant to Section 5.5 of the Agreement, the Parties wish to amend the definition of “Closing,” the definition of “Preferred Stock,” and Section 2.1 of the Agreement to add a second additional closing (the “Second Additional Closing”) pursuant to which GHS may purchase up to thirty seven (37) shares of Preferred Stock for a Purchase Price of $37,000 plus three (3) shares of Preferred Stock as an Equity Incentive and add a third additional closing (the “Third Additional Closing”) pursuant to which GHS may purchase up to twenty seven Preferred Shares for a Purchase Price of $27,000 plus three (3) shares of Preferred Stock as an Equity Incentive , each at GHS’s discretion.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Amendment to “Closing” Definition in the Agreement. As of the Effective Date, the definition of “Closing” in the Agreement is hereby amended to read as follows:

“Closing” means the closing(s) of the purchase and sale of the Securities pursuant to Section 2.1, which shall occur on each Closing Date. The Initial Closing will be for the purchase of forty-three (43) Preferred Shares at the aggregate purchase price of $43,000, plus four (4) Preferred Shares issued as an Equity Incentive, for a total delivery of forty-seven (47) Preferred Shares. There will be one (1) additional Closing for forty-five (45) Preferred Shares at the purchase price of $45,000, plus five (5) Preferred Shares issued as an Equity Incentive, for a total delivery of fifty (50) Preferred Shares, which shall occur upon the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2025 (“Additional Closing”), at the Investor’s discretion. There will also be a second additional Closing (the “Second Additional Closing”) for thirty seven (37) Preferred Shares and three (3) Preferred Shares as an Equity Incentive at the purchase price of $37,000, and a third additional closing (the “Third Additional Closing”) for twenty seven (27) Preferred Shares and three (3) Preferred Shares as an Equity Incentive at the Purchase Price of $27,000, each at the Investor’s discretion.

2. Amendment to “Preferred Stock” Definition in the Agreement. As of the Effective Date, the definition of “Preferred Stock” in the Agreement is hereby amended to read as follows:

“Preferred Stock” means up to one hundred and sixty-seven (167) shares of the Company’s Series D Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

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3. Amendment to Section 2.1 of the Agreement. As of the Effective Date, Section 2.1 of the Agreement is hereby amended to read as follows:

2.1 Closings. Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, forty-three (43) shares of Preferred Stock at a price of $1,000 per share of Preferred Stock ($43,000 in total Purchase Price), plus four (4) shares of Preferred Stock as an Equity Incentive (for a total of forty-seven (47) shares at the Initial Closing), one (1) additional Closing for forty-five (45) Preferred Shares at the Purchase Price of $45,000, plus five (5) shares of Preferred Stock as an Equity Incentive (for a total of fifty (50) shares at the Additional Closing), which Additional Closing shall, at the Investor’s discretion, occur upon the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2025, one (1) Second Additional Closing for thirty seven (37) Preferred Shares at the Purchase Price of $37,000, plus three (3) shares of Preferred Stock as an Equity Incentive (for a total of forty (40) shares at the Second Additional Closing); and one (1) Third Additional Closing for twenty seven (274) Preferred Shares at the Purchase Price of $27,000, plus three (3) shares of Preferred Stock as an Equity Incentive (for a total of thirty (30) shares at the Third Additional Closing) (the shares purchased for cash, the “Purchased Shares”). The Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser for each Closing, and the Company shall deliver to the Purchaser the applicable number of shares of the Preferred Stock (including both Purchased Shares and Equity Incentive shares, as applicable) as determined pursuant to Section 2.2(a). Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

4. No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

5. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

6. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

7. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

8. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signatures to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

THE COMPANY:	IIOT-OXYS, Inc.

Date: June 12, 2026	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

GHS:	GHS Investments, LLC

Date: June 12, 2026	By	/s/ Sarfraz Hajee
Sarfraz Hajee, Member

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EXHIBIT A

Securities Purchase Agreement dated March 6, 2026

[See Attached]

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